EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (including any amendments thereto) of our report dated February 15, 2002 included in Vicom, Incorporated Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this Registration Statement (including any amendments thereto).

Minneapolis, Minnesota,
May 28, 2002